Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Lucas GC Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.000005 per share	Rule 457(c) and Rule 457(h)	11,800,000	$0.62	$7,316,000	$0.0001531	$1,120.08
	Total Offering Amounts					$7,316,000		$1,120.08
	Total Fees Previously Paid							-
	Total Fee Offsets							$978.59
	Net Fee Due							$141.49

(1)	Represents ordinary shares to be issued upon exercise of awards to be granted under the Plan.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high ($0.64) and low ($0.60) prices for the Registrant’s ordinary shares on the Nasdaq Capital Market on December 10, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lucas GC Limited	F-1	333-281234	August 8, 2024		$978.59	Equity	Ordinary shares	3,000,000	$6,630,000
Fee Offset Sources	Lucas GC Limited	F-1	333-281234		August 8, 2024						$978.59

(3)	We previously registered 3,000,000 ordinary shares by means of Registration Statement on Form F-1 (File No. 333-281234), as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2024 (the “Prior Registration Statement”), and the Prior Registration Statement was withdrawn on August 8, 2024. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $978.59. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $978.59, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.